     As filed with the Securities and Exchange Commission on March 6,1998

                                                           Registration No. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ______________

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                               __________________
                               APPLIED POWER INC.
             (Exact name of Registrant as specified in its charter)
                                ________________

            WISCONSIN                                          39-0168610
   (State or other jurisdiction                             (I.R.S. Employer
 of incorporation or organization)                         Identification No.)


                         13000 West Silver Spring Drive
                          Butler, Wisconsin 53007-1093
                                 (414) 781-6600

              (Address, including ZIP Code, and telephone number, including area code, of Registrant's principal executive offices)

                              ROBERT C. ARZBAECHER
                   Vice President and Chief Financial Officer
                               Applied Power Inc.
                         13000 West Silver Spring Drive
                          Butler, Wisconsin 53007-1093
                                 (414) 781-6600
           (Name, address, including ZIP Code, and telephone number,
                   including area code, of agent for service)

                                ________________

                                   Copies to:

         BRUCE C. DAVIDSON                           GARY W. WOLF
          Quarles & Brady                      Cahill Gordon & Reindel
     411 East Wisconsin Avenue                       80 Pine Street
     Milwaukee, Wisconsin 53202                New York, New York 10005
           (414) 277-5000                            (212) 701-3600

                                ________________


       Approximate date of commencement of proposed sale of the securities to the public: At such time or from time to time after the effective date of this Registration Statement as the Registrant shall determine in light of market conditions and other factors.

       If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________

       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________

       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                        CALCULATION OF REGISTRATION FEE

============================================================================================
                                                                  Proposed
                                                Proposed          maximum
                                  Amount         maximum         aggregate        Amount of
    Title of each class of         to be     offering price       offering      registration
 securities to be registered    registered      per unit           price             fee
--------------------------------------------------------------------------------------------
Debt Securities (1)                 (3)            (3)        $300,000,000 (4)    $88,500 (5)
Class A Common Stock,
par value $.20 per share (2)
============================================================================================

(1) Subject to note (4) below, there are being registered hereunder an indeterminate principal amount of Debt Securities as may be sold, from time to time, by the Registrant. If any Debt Securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed U.S. $300,000,000, less the dollar amount of any securities previously issued hereunder.

(2) Subject to note (4) below, there are being registered hereunder an indeterminate number of shares of Class A Common Stock as may be sold, from time to time, by the Registrant.

(3) Not applicable pursuant to the Note following the Calculation of Registration Fee Table and General Instruction II.D. to Form S-3, which provide that only the maximum aggregate offering price for all classes of securities to be registered need be specified.

(4) In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed U.S. $300,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(5) Calculated pursuant to Rule 457(o) at the statutory rate of .000295 of the maximum aggregate offering price.

                                ________________


    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

PROSPECTUS

                  SUBJECT TO COMPLETION, DATED MARCH 6, 1998

                                  $300,000,000

                               APPLIED POWER INC.

                                DEBT SECURITIES
                             CLASS A COMMON STOCK

     Applied Power Inc. (the "Company") may offer from time to time (i) unsecured debt securities ("Debt Securities") consisting of debentures, notes and/or other evidences of unsecured indebtedness in one or more series or (ii) Class A Common Stock, par value $.20 per share ("Common Stock") (the Debt Securities and Common Stock are collectively referred to as "Securities"), or any combination of the foregoing, at an aggregate initial offering price not to exceed U.S. $300,000,000, at prices and on terms to be determined at or prior to the time of sale in light of market conditions at the time of sale.

     Specific terms of the particular Securities in respect of which this Prospectus is being delivered will be set forth in one or more accompanying Prospectus Supplements (each a "Prospectus Supplement"), together with the terms of the offering of the Securities and the initial price and the net proceeds to the Company from the sale thereof. The Prospectus Supplement will set forth with regard to the particular Securities, without limitation, the following: (i) in the case of Debt Securities, the specific designation, aggregate principal amount, ranking as senior debt or subordinated debt, authorized denomination, maturity, rate or method of calculation of interest and dates for payment thereof, any exchangeability, conversion, redemption, prepayment or sinking fund provisions, any covenants which may apply, and any other specific terms thereof, and (ii) in the case of Common Stock, the number of shares of Common Stock and the terms of the offering and sale thereof.

     The Company may sell Securities offered hereby to or through underwriters or dealers, and also may sell Securities directly to other purchasers or through agents. The Prospectus Supplement will also set forth the names of the underwriters, dealers and agents involved in the sale of the Securities offered hereby, the principal amounts, if any, to be purchased by the underwriters or agents and the compensation, if any, of such underwriters or agents and any applicable commissions or discounts. The net proceeds to the Company from the sale of the Securities offered hereby will also be set forth in the Prospectus Supplement.

     This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.

                           -------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           -------------------------

                 The date of this Prospectus is        , 1998.

     No person has been authorized to give any information or to make any representation not contained or incorporated by reference in this Prospectus or the accompanying Prospectus Supplement and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any underwriter, dealer or agent. Neither the delivery of this Prospectus or the accompanying Prospectus Supplement nor any sale made hereunder or thereunder shall, under any circumstances, create an implication that the information contained herein or in the accompanying Prospectus Supplement is correct as of any date subsequent to the date hereof or thereof or that there has been no change in the affairs of the Company since the date hereof or thereof. Neither this Prospectus nor the accompanying Prospectus Supplement constitutes an offer to sell or a solicitation of an offer to buy Securities in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy or information statements and other information with the Securities and Exchange Commission (the "Commission"), all of which may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained at the prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. The Commission maintains a site on the World Wide Web, and the reports, statements and other information filed by the Company with the Commission may be accessed electronically on the Web at http://www.sec.gov. Such material can also be inspected at the offices of the New York Stock Exchange (the "NYSE"), 20 Broad Street, New York, New York 10005, where the Common Stock is listed (symbol "APW").

     This Prospectus constitutes part of a Registration Statement on Form S-3 filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the Securities. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, where a copy of such document has been filed as an exhibit to the Registration Statement or otherwise has been filed with the Commission, reference is made to the copy of the applicable document so filed. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed by the Company (Commission File No. 1-11288) with the Commission pursuant to the Exchange Act are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1997;

     (b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended November 30, 1997;

     (c) The Company's Current Report on Form 8-K dated October 3, 1997 and the Company's Amendment to Current Report on Form 8-K/A filed December 17, 1997; and

     (d) The Company's Current Report on Form 8-K dated November 4, 1997.

     In lieu of incorporating by reference the description of the Common Stock contained in the Company's Current Report on Form 8-K dated January 28, 1991, filed for the purpose of updating the description of the Common Stock contained in the Company's registration statement filed with respect thereto under the Exchange Act, such description is included in this Prospectus. See "Description of Capital Stock."

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Securities made hereby shall be deemed to be incorporated by reference into this Prospectus from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, including any beneficial owner of Securities, upon the written or oral request of any such person, a copy of any and all of the documents that have been or may be incorporated by reference herein, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Such requests should be directed to Investor Relations, Applied Power Inc., 13000 West Silver Spring Drive, Butler, Wisconsin 53007 (telephone: (414) 781-6600).

               FORWARD-LOOKING STATEMENTS AND CAUTIONARY FACTORS

     This Prospectus and any Prospectus Supplement (including the documents incorporated herein or therein by reference) may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in such forward-looking statements. The words "anticipate," "believe," "estimate," "expect," "project," "objective" and similar expressions are intended to identify forward-looking statements. In addition to the assumptions and other factors referred to specifically in connection with such statements, factors that could cause the Company's actual results to differ materially from those contemplated in the forward-looking statements include factors described under the caption "Risk Factors That May Affect Future Results" or similar cautionary captions in the documents incorporated herein by reference.

                                  THE COMPANY

     Applied Power Inc. (the "Company"), a Wisconsin corporation incorporated in 1910, is a diversified global company engaged in the business of providing tools, equipment, systems, and supply items to a variety of end-users and original equipment manufacturers ("OEMs") in the manufacturing, computer, semiconductor, telecommunication, datacom, construction, electrical, transportation, recreational vehicle, natural resources, aerospace, defense, and other industries.

     The Company's operations are divided into three segments: (i) Tools & Supplies -- Industrial and electrical tools and supplies sold primarily through distribution; (ii) Engineered Solutions -- Motion and vibration control products and systems customized and primarily sold to OEM customers; and (iii) Technical Environments and Enclosures ("TEE") -- Technical environment solutions for computer rooms, offices, laboratories and manufacturing, and enclosures for electronic equipment.

Tools & Supplies

     Tools & Supplies is engaged in the design, manufacture, and distribution of tools and supplies to the construction, electrical wholesale, retail Do-It-Yourself, datacom, retail automotive, industrial, and production automation markets. These products are sold under a variety of brand names of which the two most well known are Enerpac and GB Electrical.

     Tools & Supplies furnishes over 10,000 products. The majority of products are manufactured or assembled, while select low volume products are sourced. Enerpac is a specialist in hydraulic high force tools for the construction and industrial markets, and also supplies quick mold change systems for the plastic injection molding industry, quick die change systems for the metal stamping industry, industrial products for the professional automotive repair market, and workholding products for the machining industry. GB Electrical is a large volume manufacturer of wire connectors, conduit benders, plastic cable ties, and fish tapes for the electrical wiring industry.

Engineered Solutions

     Engineered Solutions focuses on developing and marketing value-added, customized solutions for OEMs in the automotive, truck, off-highway equipment, medical, aerospace, recreational vehicle, semiconductor, defense, and industrial markets. Engineered Solutions markets under a variety of well known brand names such as APITECH/Power-Packer, Power Gear, MoxMed, and Barry Controls. Engineered Solutions' expertise is primarily in the areas of motion and vibration control. The business is particularly skilled in using electronics to create smart or active systems to control motion.

     Primary applications in the automotive industry include convertible top actuation systems and electric hydraulic valves used to control hydraulic systems on cars. In the truck industry, the business supplies cab-over-engine hydraulic tilt systems, cab suspension systems, engine mount systems, and other vibration isolation components. Medical applications include self-contained hydraulic actuators that are primarily used in conjunction with hospital beds as well as vibration isolation products for medical instrumentation. In aerospace, the segment is a leading supplier of engine vibration isolation systems to aircraft manufacturers as well as directly to airlines to support maintenance operations. In recreational vehicles, the Company supplies leveling and slide-out systems. In addition to these major markets, the segment's products are used in a wide variety of applications in other industries.

Technical Environments and Enclosures

     TEE designs, manufactures, and sells furnishings and enclosures utilized in technology intensive business environments. The business is comprised of two product lines which are Wright Line (Technical Environments) and APW Enclosures. Wright Line applications include local area networks, multimedia production, electrical engineering and testing, electronic manufacturing, telecommunication centers, and R&D laboratories. In addition, Wright Line provides modular workstations used in the computerized office. APW Enclosures designs, manufactures, and sells metal and plastic enclosures to a wide variety of electronic OEMs in the computer, semiconductor, telecommunication, medical, and electronic industries.

                                   * * * * *

     The Company has had an active acquisition program and regularly reviews acquisition opportunities in the ordinary course of its business, some of which may be potentially material. Such opportunities may be under investigation, discussion, or negotiation at any particular time or from time to time.

     The Company's principal executive offices are located at 13000 West Silver Spring Drive, Butler, Wisconsin 53007, and its telephone number is (414) 781-6600.

                              RECENT DEVELOPMENTS

     Increase in Authorized Class A Common Stock. At the Annual Meeting of Shareholders held on January 9, 1998, the shareholders of the Company approved an increase in the number of authorized shares of Class A Common Stock from 40,000,000 to 80,000,000.

     1998 Stock Split. On January 9, 1998, the Company's Board of Directors approved a two-for-one stock split in the form of a 100% share dividend, resulting in the issuance on February 3, 1998 of one additional share of Class A Common Stock for each share held by shareholders of record on January 22, 1998.

                                USE OF PROCEEDS

     Except as otherwise described in the applicable Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Securities to refinance, in part, existing indebtedness, to finance, in part, the cost of acquisitions, and/or for general corporate purposes. Funds not required immediately for such purposes may be invested temporarily in short-term marketable securities.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of earnings to fixed charges for the Company for the three months ended November 30, 1997, and the years ended August 31, 1997, 1996, 1995, 1994 and 1993.

                                                   Years Ended August 31,
                                                   ----------------------
                       Three Months Ended
                       November 30, 1997 (1)   1997  1996  1995  1994  1993(2)
                       ------------------      ----  ----  ----  ----  ----
Ratio of Earnings to
 Fixed Charges (3)            4.6               4.9   5.1   3.6   2.7   1.6

___________________



(1) The Company has historically had a seasonality effect where the second half of the fiscal year is generally better than the first half. Therefore, the results for the first quarter ended November 30, 1997, are not necessarily indicative of full year results.

(2) Net earnings from continuing operations in 1993 include a non-recurring restructuring charge of $7,721,000. Excluding this charge, the ratio of earnings to fixed charges would have been 2.0.

(3) For purposes of computing the ratio of earnings to fixed charges, earnings consist of income before income taxes, cumulative effect of change in accounting methods, discontinued operations, extraordinary items, and fixed charges. Fixed charges consist of interest on indebtedness, amortization of debt expenses and one-third of rent expense which is deemed representative of an interest factor.

                         DESCRIPTION OF DEBT SECURITIES

     The Debt Securities will be issued in one or more series under an Indenture (the "Indenture") between the Company and The First National Bank of Chicago, as Trustee, the form of which is filed as an exhibit to the Registration Statement. The Indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended. The following summary of certain provisions of the Indenture does not purport to be complete and is qualified in its entirety by express reference to the Indenture and the Securities Resolution or the indenture supplemental thereto authorizing a series (copies of which have been or will be filed with the Commission). Capitalized terms used in this section without definition have the meanings given such terms in the Indenture.

     The particular terms of the Debt Securities offered by a Prospectus Supplement will be described in such Prospectus Supplement, along with any applicable modifications of or additions to the general terms of the Debt Securities as described herein and in the Indenture. Accordingly, for a description of the terms of any series of Debt Securities, reference must be made to both the Prospectus Supplement relating thereto and the description of the Debt Securities set forth in this Prospectus.

General

     The Indenture does not limit the amount of Debt Securities that can be issued thereunder and provides that the Debt Securities may be issued from time to time in one or more series pursuant to the terms of one or more Securities Resolutions or supplemental indentures creating such series. As of the date of this Prospectus, there were no Debt Securities outstanding under the Indenture. The ranking of a series of Debt Securities with respect to all indebtedness of the Company will be established by the Securities Resolution or supplemental indenture creating such series. Although the Indenture provides for the possible issuance of Debt Securities in other forms or currencies, the only Debt Securities covered by this Prospectus will be Debt Securities denominated in U.S. dollars in registered form without coupons.

Terms

     Reference is made to the Prospectus Supplement for the following terms, if applicable, of the Debt Securities offered thereby: (1) the designation, aggregate principal amount, currency or composite currency and denominations;
(2) the price at which such Debt Securities will be issued and, if an index formula or other method is used, the method for determining amounts of principal or interest; (3) the maturity date and other dates, if any, on which principal will be payable; (4) the interest rate or rates, if any, or method of calculating the interest rate or rates; (5) the date or dates from which interest will accrue and on which interest will be payable, and the record dates for the payment of interest; (6) the manner of paying principal and interest;
(7) the place or places where principal and interest will be payable; (8) the terms of any mandatory or optional redemption by the Company including any sinking fund; (9) the terms of any conversion or exchange right; (10) the terms of any redemption at the option of Holders; (11) any tax indemnity provisions;
(12) if the Debt Securities provide that payments of principal or interest may be made in a currency other than that in which Debt Securities are denominated, the manner for determining such payments; (13) the portion of principal payable upon acceleration of a Discounted Debt Security (as defined below); (14) whether and upon what terms Debt Securities may be defeased; (15) whether any events of default or covenants in addition to or in lieu of those set forth in the Indenture apply; (16) provisions for electronic issuance of Debt Securities or for Debt Securities in uncertificated form; (17) the ranking of the Debt Securities; and (18) any other terms not inconsistent with the provisions of the Indenture, including any covenants or other terms that may be required or advisable under United States or other applicable laws or regulations, or advisable in connection with the marketing of the Debt Securities. (Section 2.01)

     Debt Securities of any series may be issued as registered Debt Securities, bearer Debt Securities or uncertificated Debt Securities, and in such denominations as specified in the terms of the series. (Section 2.01)

     In connection with its original issuance, no bearer Debt Security will be offered, sold or delivered to any location in the United States, and a bearer Debt Security in definitive form may be delivered in connection with its original issuance only upon presentation of a certificate in a form prescribed by the Company to comply with United States laws and regulations. (Section 2.04)

     Registration of transfer of registered Debt Securities may be requested upon surrender thereof at any agency of the Company maintained for that purpose and upon fulfillment of all other requirements of the agent. (Sections 2.03 and 2.07)

     Securities may be issued under the Indenture as Discounted Debt Securities to be offered and sold at a substantial discount from the principal amount thereof. Special United States federal income tax and other considerations applicable thereto will be described in the Prospectus Supplement relating to such Discounted Debt Securities. "Discounted Debt Security" means a Security where the amount of principal due upon acceleration is less than the stated principal amount. (Sections 1.01 and 2.10)

Certain Covenants

     Any restrictive covenants which may apply to a particular series of Debt Securities will be described in the Prospectus Supplement relating thereto.

Ranking of Debt Securities

     Unless stated otherwise in a Prospectus Supplement, the Debt Securities will be unsecured and will rank equally and ratably with other unsecured and unsubordinated debt of the Company. The Debt Securities will not be secured by any properties or assets and will represent unsecured debt of the Company. The Indenture does not limit the ability of any of the Company's subsidiaries to issue debt, and the Debt Securities will be effectively subordinated to all existing and future indebtedness and other liabilities and commitments of the Company's subsidiaries.

Successor Obligor

     The Indenture provides that, unless otherwise specified in the Securities Resolution establishing a series of Debt Securities, the Company shall not consolidate with or merge into, or transfer all or substantially all of its assets to, any person in any transaction in which the Company is not the survivor, unless: (1) the person is organized under the laws of the United States or a State thereof or is organized under the laws of a foreign jurisdiction and consents to the jurisdiction of the courts of the United States or a State thereof; (2) the person assumes by supplemental indenture all the obligations of the Company under the Indenture, the Debt Securities and any coupons; (3) all required approvals of any regulatory body having jurisdiction over the transaction shall have been obtained; and (4) immediately after the transaction no Default (as defined below) exists. The successor shall be substituted for the Company, and thereafter all obligations of the Company under the Indenture, the Debt Securities and any coupons shall terminate. (Section 5.01)

Exchange of Debt Securities

     Registered Debt Securities may be exchanged for an equal aggregate principal amount of registered Debt Securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the registered Debt Securities at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent. (Section 2.07)

Default and Remedies

     Unless the Securities Resolution establishing the series otherwise provides (in which event the Prospectus Supplement will so state), an "Event of Default" with respect to a series of Debt Securities will occur if:

     (1) the Company defaults in any payment of interest on any Debt Securities of such series when the same becomes due and payable and the Default continues for a period of 30 days;

     (2) the Company defaults in the payment of the principal and premium, if any, of any Debt Securities of the series when the same becomes due and payable at maturity or upon redemption, acceleration or otherwise;

     (3) the Company defaults in the payment or satisfaction of any sinking fund obligation with respect to any Debt Securities of a series as required by the Securities Resolution establishing such series;

     (4) the Company defaults in the performance of any of its other agreements applicable to the series and the Default continues for 60 days after the notice specified below;

     (5)  the Company pursuant to or within the meaning of any Bankruptcy Law:

               (A)  commences a voluntary case,

               (B) consents to the entry of an order for relief against it in an involuntary case,

               (C) consents to the appointment of a Custodian for it or for all or substantially all of its property, or

               (D)  makes a general assignment for the benefit of its creditors;

     (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A)  is for relief against the Company in an involuntary case,

               (B) appoints a Custodian for the Company or for all or substantially all of its property, or

               (C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 60 days; or

    (7) there occurs any other Event of Default provided for in such series. (Section 6.01)

     The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or a similar official under any Bankruptcy Law. (Section 6.01)

     "Default" means any event which is, or after notice or passage of time would be, an Event of Default. A Default under subparagraph (4) above is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the series notify the Company of the Default and the Company does not cure the Default within the time specified after receipt of the notice. (Section 6.01) If an Event of Default occurs and is continuing on a series, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the series by notice to the Company and the Trustee, may declare the principal of and accrued interest on all the Debt Securities of the series to be due and payable immediately. Discounted Debt Securities may provide that the amount of principal due upon acceleration is less than the stated principal amount. The Holders of a majority in principal amount of the series, by notice to the Trustee, may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default on the series have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. (Section 6.02) If an Event of Default occurs and is continuing on a series, the Trustee may pursue any available remedy to collect principal or interest then due on the series, to enforce the performance of any provision applicable to the series, or otherwise to protect the rights of the Trustee and Holders of the series. (Section 6.03)

     The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Debt Securities of the series. (Section 7.01) Subject to certain limitations, Holders of a majority in principal amount of the Debt Securities of the series may direct the Trustee in its exercise of any trust or power with respect to such series. (Section 6.05) Except in the case of Default in payment on a series, the Trustee may withhold from Holders of such series notice of any continuing Default if it determines that withholding the notice is in the interest of Holders of the series. (Section 7.04) The Company is required to furnish the Trustee annually a brief certificate as to the Company's compliance with all conditions and covenants under the Indenture. (Section 4.04)

     The Indenture does not have a cross-default provision. Thus, a default by the Company on any other debt, including any other series of Debt Securities, would not constitute an Event of Default. A Securities Resolution may provide for a cross-default provision, in which case the Prospectus Supplement will describe the terms thereof.

Amendments and Waivers

     The Indenture and the Debt Securities or any coupons of the series may be amended, and any default may be waived as follows: Unless the Securities Resolution otherwise provides (in which event the Prospectus Supplement will so state), the Company and the Trustee may amend the Debt Securities, the Indenture and any coupons with the written consent of the Holders of a majority in principal amount of the Debt Securities of all series affected voting as one class. (Section 10.02) Unless the Securities Resolution otherwise provides (in which event the Prospectus Supplement will so state), a Default on a particular series may be waived with the consent of the Holders of a majority in principal amount of the Debt Securities of the series. (Section 6.04) However, without the consent of each Debt Securityholder affected, no amendment or waiver may (1) reduce the amount of Debt Securities whose Holders must consent to an amendment or waiver, (2) reduce the interest on or change the time for payment of interest on any Debt Security, (3) change the fixed maturity of any Debt Security, (4) reduce the principal of any non-Discounted Debt Security or reduce the amount of the principal of any Discounted Debt Security that would be due on acceleration thereof, (5) change the currency in which the principal or interest on a Debt Security is payable, (6) make any change that materially adversely affects the right to convert or exchange any Debt Security, or (7) waive any Default in payment of interest on or principal of a Debt Security. (Sections 6.04 and 10.02) Without the consent of any Debt Securityholder, the Company and the Trustee may amend the Indenture, the Debt Securities or any coupons to cure any ambiguity, omission, defect, or inconsistency; to provide for assumption of Company obligations to Debt Securityholders in the event of a merger or consolidation requiring such assumption; to provide that specific provisions of the Indenture shall not apply to a series of Debt Securities not previously issued; to create a series and establish its terms; to provide for a separate Trustee for one or more series; or to make any change that does not materially adversely affect the rights of any Debt Securityholder. (Section 10.01)

Legal Defeasance and Covenant Defeasance

     Debt Securities of a series may be defeased in accordance with their terms and, unless the Securities Resolution establishing the terms of the series otherwise provides, as set forth in the Indenture and described briefly below. The Company at any time may terminate as to a series all of its obligations (except for certain obligations, including obligations with respect to the defeasance trust and obligations to register the transfer or exchange of a Security, to replace destroyed, lost or stolen Debt Securities and coupons, and to maintain paying agencies in respect of the Debt Securities) with respect to the Debt Securities of the series and any related coupons and the Indenture ("legal defeasance"). The Company at any time may terminate as to a series its obligations, if any, with respect to the Debt Securities and coupons of the series under any restrictive covenants which may be applicable to a particular series ("covenant defeasance").

     The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, a series may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, a series may not be accelerated by reference to any restrictive covenants which may be applicable to a particular series. (Section 8.01)

     To exercise either defeasance option as to a series, the Company must (i) irrevocably deposit in trust (the "defeasance trust") with the Trustee or another trustee money or U.S. Government Obligations, (ii) deliver a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. Government Obligations, without reinvestment, plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay the principal and interest when due on all Debt Securities of such series to maturity or redemption, as the case may be, and (iii) comply with certain other conditions. In particular, the Company must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to Holders for federal income tax purposes. "U.S. Government Obligations" means direct obligations of the United States or an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed by the United States, which, in either case, have the full faith and credit of the United States of America pledged for payment and which are not callable at the issuer's option, or certificates representing an ownership interest in such obligations. (Section 8.02)

Regarding the Trustee

     The First National Bank of Chicago will act as Trustee and Registrar for Debt Securities issued under the Indenture and, unless otherwise indicated in a Prospectus Supplement, the Trustee will also act as Transfer Agent and Paying Agent with respect to the Debt Securities. (Section 2.03) The Company may remove the Trustee with or without cause if the Company so notifies the Trustee three months in advance and if no Default occurs during the three-month period. (Section 7.07) The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not Trustee.

                         DESCRIPTION OF CAPITAL STOCK

     (The following summary does not purport to be a complete description of the applicable provisions of the Company's Restated Articles of Incorporation (the "Articles") and By-Laws, as amended, copies of which have been or will be filed with the Commission, or of applicable statutory or other law, and is qualified in its entirety by reference thereto.)

     The authorized capital stock of the Company as of February 27, 1998 consisted of 80,000,000 shares of Class A Common Stock, $.20 par value ("Class A Common"), of which 27,836,656 shares were issued and outstanding; 7,500,000 shares of Class B Common Stock, $.20 par value ("Class B Common"), none of which were issued and outstanding; and 800,000 shares of Cumulative Preferred Stock, $1.00 par value ("Preferred Stock"), none of which have been issued. Class A Common and Class B Common are collectively referred to herein as "Common Stock."

Preferred Stock

     The Preferred Stock may be issued in one or more series providing for such dividend rates, voting, liquidation, redemption, and conversion rights, and such other terms and conditions as the Board of Directors may determine, without further approval by holders of Common Stock. If any shares of Class B Common were outstanding, any voting rights conferred on holders of Preferred Stock would be limited, with respect to the election of directors, to the power to vote together with holders of Class A Common in electing a "maximum minority" of the Board of Directors, as described under "Common Stock" below.

     If the Company issues any shares of Preferred Stock, the Company would be permitted to pay dividends or make other distributions upon the Common Stock (except for distributions payable in shares of Common Stock) only after paying or setting apart funds for payment of current dividends and any accrued but unpaid dividends upon the outstanding Preferred Stock, at the rate or rates designated for each series of outstanding Preferred Stock, and making provision for any mandatory sinking fund payments. In the event of voluntary or involuntary liquidation of the Company, the holders of any outstanding Preferred Stock would be entitled to receive all accrued dividends on the Preferred Stock and the liquidation amount specified for each series of Preferred Stock before any amount may be distributed to holders of the Common Stock.

Common Stock

     The rights and preferences of shares of Class A and Class B Common are identical, except as to voting power with respect to the election of directors and conversion rights.

     On all matters other than the election of directors, the holders of Class A and Class B Common possess equal voting power of one vote per share, voting as a single class of stock (unless otherwise required by the Wisconsin Business Corporation Law--the "WBCL"). In the election of the Board of Directors, the holders of Class A Common, voting together as a single class with the holders of any Preferred Stock which has voting power, are entitled to elect a "maximum minority" of the number of directors to be elected. As a result of the "maximum minority" provision, the holders of the Class B Common, voting as a separate class, are entitled to elect the balance of the directors, constituting a "minimum majority" of the number of directors to be elected. If an even number of directors is to be elected, the holders of Class B Common will be entitled to elect two more directors than the holders of Class A Common and any Preferred Stock having voting power; if the number of directors to be elected is an odd number, the holders of Class B Common will be entitled to elect one more director than the holders of Class A Common and any Preferred Stock having voting power. In the event there are no shares of Class B Common outstanding, holders of Class A Common, together with holders of any Preferred Stock having voting power, shall elect all of the directors to be elected. A director, once elected and duly qualified, may be removed only by the requisite affirmative vote of the holders of that class of stock by which such director was elected.

     Holders of both classes of Common Stock are equally entitled to such dividends as the Company's Board of Directors may declare out of funds legally available therefor. If the Company were to issue any of its authorized Preferred Stock, no dividends could be paid or set apart for payment on shares of Common Stock, unless paid in Common Stock, until dividends on all of the issued and outstanding shares of Preferred Stock had been paid or set apart for payment and provision had been made for any mandatory sinking fund payments. Certain covenants contained in the Company's debt agreements, or in the provisions of the Articles for the benefit of any Preferred Stock that may be hereafter issued, from time to time could have the direct or indirect effect of limiting the payment of dividends or other distributions on (including redemptions and purchases of) the Company's capital stock. Stock dividends on Class A Common may be paid only in shares of Class A Common and stock dividends on Class B Common may be paid only in shares of Class B Common.

     The Articles contain provisions which provided for the conversion of Class B Common into shares of Class A Common on a share-for-share basis at the option of the holder, and for the automatic conversion of all outstanding shares of Class B Common to Class A Common on a share-for-share basis when the number of outstanding shares of Class B Common was reduced below a certain threshold. All of the shares of Class B Common that had been outstanding were converted into Class A Common pursuant to these conversion provisions. Holders of Class A Common do not have any conversion rights.

     In the event of dissolution or liquidation of the Company, the holders of both classes of Common Stock are entitled to share ratably all assets of the Company remaining after payment of the Company's liabilities and satisfaction of the rights of any series of Preferred Stock which may be outstanding. There are no redemption or sinking fund provisions with respect to the Common Stock.

     When the Company has received the consideration for which the Board of Directors authorized the issuance of shares, the shares issued for that consideration are fully paid and nonassessable. Shareholders are subject to personal liability under Section 180.0622(2)(b) of the WBCL, as judicially interpreted, for debts owing to employees of the Company for services performed for the Company, but not exceeding six months' service in any one case.

     The Class A Common is listed on the NYSE. Firstar Trust Company, Milwaukee, Wisconsin, acts as the transfer agent for the Class A Common.

General

     The Articles provide that the affirmative vote of two-thirds of all shares entitled to vote thereon is required in order to constitute shareholder approval of a merger, consolidation, or liquidation of the Company, sale or other disposition of all or substantially all of its assets, amendment of the Articles or the By-Laws, or removal of a director.

     Directors of the Company are currently elected to serve one-year terms. The Articles provide that the By-Laws (which may be amended by the Board of Directors or by the shareholders) may provide for the division of the Board of Directors into two or three classes, serving staggered two or three-year terms.

     Holders of capital stock of the Company do not have preemptive or other subscription rights to purchase or subscribe for unissued stock or other securities of the Company.

Certain Statutory Provisions

     Under Section 180.1150(2) of the WBCL, the voting power of shares of a "resident domestic corporation," such as the Company (as long as it continues to meet the statutory definition), which are held by any person (including two or more persons acting in concert) in excess of 20% of the voting power in the election of directors shall be limited (in voting on any matter) to 10% of the full voting power of such excess shares, unless full voting rights have been restored at a special meeting of the shareholders called for that purpose. Shares held or acquired under certain circumstances are excluded from the application of Section 180.1150(2), including (among others) shares acquired directly from the Company, shares acquired before April 22, 1986, and shares acquired in a merger or share exchange to which the Company is a party.

     Sections 180.1130 to 180.1134 of the WBCL provide generally that, in addition to the vote otherwise required by law or the articles of incorporation of a "resident domestic corporation," such as the Company (as long as it continues to meet the statutory definition), certain business combinations not meeting certain fair price standards specified in the statute must be approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by the outstanding voting shares of the corporation and (b) two-thirds of the votes entitled to be cast by the holders of voting shares other than voting shares beneficially owned by a "significant shareholder" or an affiliate or associate thereof who is a party to the transaction. The term "business combination" is defined to include, subject to certain exceptions, a merger or share exchange of the resident domestic corporation (or any subsidiary thereof) with, or the sale or other disposition of all or substantially all of the property and assets of the resident domestic corporation to, any significant shareholder or affiliate thereof. "Significant shareholder" is defined generally to mean a person that is the beneficial owner of 10% or more of the voting power of the outstanding voting shares of the resident domestic corporation. The statute also restricts the repurchase of shares and the sale of corporate assets by a resident domestic corporation in response to a take-over offer.

     Sections 180.1140 to 180.1144 of the WBCL prohibit certain "business combinations" between a "resident domestic corporation," such as the Company (as long as it continues to meet the statutory definition), and a person beneficially owning 10% or more of the voting power of the outstanding voting stock of such corporation (an "interested stockholder") within three years after the date such person became a 10% beneficial owner, unless the business combination or the acquisition of such stock has been approved before the stock acquisition date by the corporation's board of directors. Business combinations after the three-year period following the stock acquisition date are permitted only if (i) the board of directors approved the acquisition of the stock prior to the acquisition date, (ii) the business combination is approved by a majority of the outstanding voting stock not beneficially owned by the interested stockholder, or (iii) the consideration to be received by shareholders meets certain fair price requirements of the statute with respect to form and amount.

     Under the WBCL, as amended in 1997, a "resident domestic corporation" is defined to mean a Wisconsin corporation that has a class of voting stock that is registered or traded on a national securities exchange or that is registered under Section 12(g) of the Exchange Act and that, as of the relevant date, satisfies any of the following: (i) its principal offices are located in Wisconsin; (ii) it has significant business operations located in Wisconsin;
(iii) more than 10% of the holders of record of its shares are residents of Wisconsin; or (iv) more than 10% of its shares are held of record by residents of Wisconsin. The Company is a "resident domestic corporation" for purposes of the above described provisions. A Wisconsin corporation that is otherwise subject to certain of such statutes may preclude their applicability by an election to that effect in its articles of incorporation. The Company's Articles do not contain any such election.

     These provisions of the WBCL, the ability to issue additional shares of Common Stock and Preferred Stock without further shareholder approval (except as required under NYSE corporate governance standards), and certain other provisions of the Company's Articles (discussed above) could have the effect, among others, of discouraging take-over proposals for the Company, delaying or preventing a change in control of the Company, or impeding a business combination between the Company and a major shareholder of the Company.

                                   BOOK-ENTRY

     The Depository Trust Company ("DTC") may act as securities depository for the Securities, in which case the applicable Prospectus Supplement will so provide. The Securities will be issued only as fully registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One or more fully registered global certificates will be issued for the Securities representing the aggregate principal amount of the Debt Securities or the number of shares of Common Stock offered by the applicable Prospectus Supplement and will be deposited with DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the 1934 Act, as amended. DTC holds securities that its participants (the "Direct Participants") deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (the "Indirect Participants," and together with the Direct Participants, the "Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of the Securities within the DTC system must be made by or through Direct Participants which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security (a "Beneficial Owner") will in turn be recorded on the Direct and Indirect Participants' respective records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interest in the Securities will be effected by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interest in Securities except in the event that use of the book-entry system for the Securities is discontinued.

     The deposit of the Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other direct communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices shall be sent to Cede & Co. If less than all of the Securities of an issue are being redeemed, DTC's practice will determine by lot the amount of the interest of each Direct Participant in such series to be redeemed.

     Neither DTC nor Cede & Co. will consent or vote with respect to the Securities. Under its usual procedures, DTC mails an omnibus proxy (an "Omnibus Proxy") to the Participants as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Principal, premium, if any, and interest on the Debt Securities and dividends on Common Stock, if applicable, will be paid to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street-name," and will be the responsibility of such Participant and not of DTC, the underwriters, or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and interest on the Debt Securities and dividends on Common Stock, if applicable, to DTC is the responsibility of the Company or the Trustee. Disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to the Company. Under such circumstances and in the event that a successor securities depository is not obtained, certificates for the Securities are required to be printed and delivered. In addition, the

Company may decide to discontinue use of the system of book-entry transfers through DTC (or any successor securities depository). In that event, certificates for the Securities will be printed and delivered.

     The Company will not have any responsibility or obligation to Participants or to the persons for whom they act as nominees with respect to the accuracy of the records of DTC, its nominees or any Direct or Indirect Participant with respect to any ownership interest in the Securities, or with respect to payments or providing of notice to the Direct Participants, the Indirect Participants or the Beneficial Owners.

     So long as Cede & Co. is the registered owner of the Securities, as nominee of DTC, references herein to holders of the Securities shall mean Cede & Co. or DTC and shall not mean the Beneficial Owners of the Securities.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from DTC. None of the Company, the Trustees or the underwriters take any responsibility for the accuracy or completeness thereof.

                             PLAN OF DISTRIBUTION

     The Company may sell Securities to or through underwriters or dealers, and also may sell Securities directly to other purchasers or through agents. Each Prospectus Supplement will describe the method of distribution of the offered Securities.

     The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     In connection with the sale of Securities, underwriters may receive compensation from the Company or from purchasers of Securities for whom they may act as agents in the form of discounts, concessions or commissions.

     Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from the Company will be described, in the Prospectus Supplement.

     Underwriters and agents who participate in the distribution of Securities may be entitled under agreements which may be entered into by the Company to indemnification by the Company against, or contribution with respect to, certain liabilities, including liabilities under the Securities Act.

     If so indicated in the applicable Prospectus Supplement, the Company will authorize underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase offered Securities from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and others, but in all cases such institutions must be approved by the Company. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity of performance of such contracts.

     If so indicated in the applicable Prospectus Supplement, the Company will grant the underwriters an option to purchase additional shares of Common Stock solely to cover over-allotments, if any, in connection with a firm commitment underwriting of Common Stock. The option may be exercised in whole or in part at any time within 30 days after the date of such Prospectus Supplement. To the extent such option is exercised, the underwriters will be severally committed, subject to certain conditions, to purchase the additional shares of Common Stock in proportion to their respective commitments for the initial shares of Common Stock.

     In connection with the offering of the Securities, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Securities. Specifically, the underwriters may over-allot in connection with the offerings of the Securities, creating a syndicate short position. In addition, underwriters may bid for, and purchase, Securities in the open market to cover syndicate shorts or to stabilize the price of the Securities, as the case may be. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the Securities in the offering of the Securities, as the case may be, if the syndicate repurchases previously distributed Securities, as the case may be, in syndicate covering transactions, syndicate transactions, or otherwise. Any of these activities may stabilize or maintain the market prices of the Securities above independent market levels. The underwriters are not required to engage in any of these activities, and may end any of them at any time.

     Unless otherwise indicated in the applicable Prospectus Supplement, the Debt Securities are not proposed to be listed on a securities exchange, and any underwriters will not be obligated to make a market in the Debt Securities. The Company cannot predict the activity or liquidity of any trading in the Debt Securities or give any assurance that a market for the Debt Securities will develop. The Common Stock offered hereby will be listed on the NYSE.

                             CERTAIN LEGAL MATTERS

     The validity of the Securities to be sold pursuant to this Prospectus will be passed upon for the Company by Quarles & Brady, counsel to the Company. Anthony W. Asmuth, III, the Corporate Secretary of the Company, is a partner in Quarles & Brady. As of the date of this Prospectus, Mr. Asmuth owned 38,420 shares of the Company's Common Stock and served as trustee or co-trustee with sole or shared voting and dispositive powers over trusts that held an aggregate of 279,252 shares of Common Stock. Certain legal matters in connection with the Securities will be passed upon for the underwriters by Cahill Gordon & Reindel (a partnership including a professional corporation), New York, New York.

                                    EXPERTS

     The consolidated financial statements and the related financial statement schedule incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended August 31, 1997 and the consolidated financial statements of Versa Technologies, Inc. incorporated by reference from the Company's report on Form 8-K dated October 3, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     Future audited financial statements incorporated in this Prospectus by reference to future filings under the Exchange Act, as provided under "Incorporation Of Certain Documents By Reference" above, will be so incorporated in reliance on the related report or reports of the firm of independent accountants auditing such financial statements, given on such authority of such firm, if and to the extent such filings include the consent of such firm to the incorporation of such report or reports herein. Coopers & Lybrand L.L.P. has been engaged as the Company's independent public accountants for the fiscal year ending August 31, 1998.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

     The estimated expenses in connection with the issuance and distribution of the Securities covered by this Registration Statement are as follows:

  SEC registration fee (actual).....................................   $ 88,500

  Trustee's fee and expenses........................................     15,000

  Printing and engraving expenses...................................     90,000

  Legal fees and expenses...........................................    125,000

  Accounting fees and expenses......................................     50,000

  Rating agency fees................................................    100,000

  Miscellaneous.....................................................     10,000
                                                                       --------

     Total..........................................................   $478,500
                                                                       ========

Item 15.  Indemnification of Directors and Officers.

     The Registrant is incorporated under the Wisconsin Business Corporation Law ("WBCL"). Under Section 180.0851(1) of the WBCL, the Registrant is required to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if such person was a party because he or she was a director or officer of the Registrant. In all other cases, the Registrant is required by Section 180.0851(2) of the WBCL to indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was an officer or director of the Registrant, unless it is determined that he or she breached or failed to perform a duty owed to the Registrant and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Section 180.0858(1) of the WBCL provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under the Registrant's articles of incorporation, bylaws, a written agreement or a resolution of the Board of Directors or shareholders.

     Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections 180.0850 to
180.0858 of the WBCL for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

     Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0851(2) referred to above.

     Under Section 180.0833 of the WBCL, directors of the Registrant against whom claims are asserted with respect to the declaration of an improper dividend or other distribution to shareholders to which they assented are entitled to contribution from other directors who assented to such distribution and from shareholders who knowingly accepted the improper distribution, as provided therein.

     Article VIII of the Registrant's Bylaws contains provisions that generally parallel the indemnification provisions of the WBCL and cover certain procedural matters not dealt with in the WBCL. Directors and officers of the Registrant are also covered by directors' and officers' liability insurance under which they are insured (subject to certain exceptions and limitations specified in the policy) against expenses and liabilities arising out of proceedings to which they are parties by reason of being or having been directors or officers.

Item 16.  Exhibits.

     See Exhibit Index following the Signatures page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

Item 17.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Reference is made to the indemnification provisions described in Item 15 of this Registration Statement.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (i)  The  undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Butler, State of Wisconsin, on March 6, 1998.


                                    APPLIED POWER INC.
                                    (Registrant)


                                    By:  /s/ ROBERT C. ARZBAECHER
                                         ------------------------
                                         Robert C. Arzbaecher
                                         Vice President and
                                         Chief Financial Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard G. Sim and Robert C. Arzbaecher, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*

       Signature                              Title

/s/ RICHARD G. SIM                  Chairman of the Board, President and
------------------------            Chief Executive Officer; Director
Richard G. Sim

/s/ ROBERT C. ARZBAECHER            Vice President and Chief Financial Officer
------------------------            (Principal Financial Officer)
Robert C. Arzbaecher

/s/ RICHARD D. CARROLL              Treasurer, Controller and
------------------------            Principal Accounting Officer
Richard D. Carroll

/s/ H. RICHARD CROWTHER             Director
------------------------
H. Richard Crowther

/s/ JACK L. HECKEL                  Director
------------------------
Jack L. Heckel

/s/ RICHARD A. KASHNOW              Director
------------------------
Richard A. Kashnow

/s/ L. DENNIS KOZLOWSKI             Director
------------------------
L. Dennis Kozlowski

/s/ JOHN J. McDONOUGH               Director
------------------------
John J. McDonough


*Each of the above signatures is affixed as of March 6, 1998.

                               APPLIED POWER INC
                               (the "Registrant")
                         (Commission File No. 1-11288)

                                 EXHIBIT INDEX
                                       TO
                        FORM S-3 REGISTRATION STATEMENT



     The following exhibits are filed with or incorporated by reference in this Registration Statement:




Exhibit                   Description                    Incorporated Herein                 Filed
                                                         By Reference To                     Herewith
    1.1  Form of proposed Purchase Agreement for
         Debt Securities*


    1.2  Form of proposed Purchase Agreement for
         Shares of Common Stock*


    3.1  Restated Articles of Incorporation              Exhibit 4.1 to the
                                                         Registrant's Registration
                                                         Statement on Form S-8
                                                         (File No. 333-46469)

    3.2  Amended and Restated By-Laws (effective         Exhibit 3.2 to the
         as of January 8, 1997)                          Registrant's Form 10-K
                                                         for fiscal year ended
                                                         August 31, 1997 ("1997
                                                         10-K")

    4.1  Restated Articles of Incorporation              See Exhibit 3.1 above

    4.2  Agreement for Purchase and Sale, dated          Exhibit 19.2(a)-(g) to the
         August 29, 1990, between Minnesota              Registrant's Form 10-Q
         Mining and Manufacturing Company and            for quarter ended
         Applied Power Inc., and seven related           May 31, 1991
         Leases, each dated April 29, 1991, between
         Bernard Garland and Sheldon Garland,
         d/b/a Garland Enterprises, as Landlord, and
         Applied Power Inc., as Tenant

    4.3  Credit Agreement, dated as of October 3,        Exhibit (b)(2) filed with
         1997 among Applied Power Inc., Bank of          Amendment No. 3 to the
         America National Trust and Savings              Registrant's Tender Offer
         Association, as agent, and the other            Statement on Schedule
         financial institutions party hereto             14D-1 dated October 6,
                                                         1997 (File No. 5-13342)

    4.4  Multi-currency Credit Agreement, dated as       Exhibit 4.6 to 1997 10-K
         of October 22, 1997 between Applied
         Power Inc. and Applied Power Finance,
         S.A., as borrowers, various financial
         institutions, as lenders, Bank of America
         National Trust and Savings Association, as
         agent, and BA Robertson Stephens, as
         arranger

Exhibit                   Description                    Incorporated Herein          Filed
                                                         By Reference To              Herewith
------------------------------------------------------------------------------------------------------------
     4.5  Receivables Purchase Agreement dated as        Exhibit 4.1 to the
          of November 20, 1997 among Applied             Registrant's Quarterly
          Power Credit Corporation as Seller,            Report on Form 10-Q for
          Applied Power Inc. individually and as         quarter ended
          Servicer and Barton Capital Corporation as     November 30, 1997
          Purchaser and Societe Generale as Agent

     4.6  Form of Indenture for Debt Securities                                                 X

       5  Opinion of Quarles & Brady                                                            X

      12  Statement of Computation of Ratio of                                                  X
          Earnings to Fixed Charges

    23.1  Consent of Deloitte & Touche LLP                                                      X

    23.2  Consent of Quarles & Brady                                                  Contained in Exhibit 5

      24  Power of Attorney                                                               On Signatures page

      25  Statement of Eligibility of Trustee on Form                                           X
          T-1

-------------

     *To be filed by amendment or under cover of Form 8-K and incorporated herein by reference.

                                     EI-2